Exhibit 10.2

BILL OF SALE

This Bill of Sale (“Bill of Sale”) is made and entered into as of July 13, 2009, by and between SELCO SERVICE CORPORATION, an Ohio corporation doing business in California as OHIO SELCO SERVICE CORPORATION (“Transferor”), and ELECTRONIC ARTS INC., a Delaware corporation (“Transferee”).

RECITALS

A. Electronic Arts Redwood, Inc., a Delaware corporation (predecessor in interest to Electronic Arts Redwood LLC, a Delaware limited liability company), as Lessee, and Transferor, as Lessor, are the parties to that certain Master Lease and Deed of Trust dated as of December 6, 2000, as disclosed by that certain Memorandum and Supplemental Master Lease and Deed of Trust recorded December 8, 2000, as Document No. 2000-155934 in the records of San Mateo County, California (collectively, the “Lease”). All capitalized terms used and not defined herein shall have the meanings assigned to them in the Lease.

B. Pursuant to agreement of the parties, Transferor is selling the Property, including the Land as described on Schedule 1 attached to and made a part of this Bill of Sale, to Transferee as of the date hereof. In order to fully effectuate the transfer of the Property to Transferee as contemplated by the parties, Transferor has agreed to execute and deliver this Bill of Sale to Transferee.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Transferor and Transferee agree as follows:

AGREEMENT

1. Transfer. Transferor hereby transfers, conveys and assigns to Transferee, free and clear of all Lessor Liens attributable to Transferor, all of Transferor’s right, title and interest, if any, in and to all machinery, apparatus, equipment, fittings, fixtures, furniture, furnishings, materials, supplies and other personal property of every kind and nature located on the Land or in the Improvements or otherwise comprising a portion of the Property (collectively, the “Personal Property”).

2. No Warranties. Transferee hereby acknowledges, represents, warrants, covenants and agrees to and with Transferor that: (i) Transferor is assigning all of its right, title and interest, if any, in and to the Personal Property to Transferee on an “as is, where is, with all defects” basis with respect to the physical condition of the Personal Property and (ii) Transferor has not made and will make no representations or warranties whatsoever regarding the physical condition of the Personal Property, including, without limitation, any warranties regarding the merchantability or the fitness for any particular purpose of the Personal Property.

3. Miscellaneous. This Bill of Sale shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors-in-interest and assigns. If any term or provision of this Bill of Sale shall be held invalid or unenforceable, the remainder of this Bill of Sale shall not be affected. No waiver or breach of any covenant or provision shall be deemed a waiver of any other covenant or provision, and no waiver shall be valid unless in writing and executed by the waiving party. Headings are solely for the parties’ convenience, and are not a part of this Bill of Sale, and shall not be used to interpret this Bill of Sale. The singular form shall include the plural and vice versa. This Bill of Sale shall be construed in accordance with and all disputes hereunder shall be governed by the internal laws of the State of California. In the event of any controversy or dispute arising out of this Bill of Sale, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties, reasonable expenses, including, without limitation, attorneys’ fees and costs actually incurred. Nothing in this Bill of Sale, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights or remedies. This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the date first written above.

TRANSFEROR:		TRANSFEREE:

SELCO SERVICE CORPORATION an Ohio corporation doing business in California as OHIO SELCO SERVICE CORPORATION		ELECTRONIC ARTS INC. a Delaware corporation

By:	/s/ Todd T. Oliver	By:	/s/ Glen Kohl
Name:	Todd T. Oliver	Name:	Glen Kohl
Title:	Vice President	Title:	Senior Vice President of Tax and Treasury and Treasurer

Schedule 1

to

Bill of Sale

Legal Description

Real property in the City of Redwood City, County of San Mateo, State of California, described as follows:

Parcel I:

Lot 5, as shown on that certain map entitled “ELECTRONICS ARTS”, filed March 27, 1997, Book 127 of Maps at Pages 86 through 89, San Mateo County Records.

Parcel II:

Lot 6, as shown on that certain map entitled “ELECTRONICS ARTS”, filed March 27, 1997, Book 127 of Maps at Pages 86 though 89, San Mateo County Records.

Parcel III:

Non-exclusive easements appurtenant to Parcel II above for utilities and covered walkways as defined in that certain Easement and Covenants Agreement dated March 27, 1997, by and between Shores Business Center Association and Flatirons Funding, Limited Partnership, recorded March 27, 1997, Document No. 97034607, San Mateo County Records, as amended by First Amendment to Easement and Covenants Agreement dated August 31, 1998, recorded September 2, 1998, Document No. 98141940, San Mateo County Records, and by Second Amendment to Easements and Covenants Agreement dated June 13, 2000, and recorded July 10, 2000, Document No. 2000-084044 (“Second Amendment”) over under and across that area described as “Utility and Covered Walkway Easement No. 6-Lot E”, in Exhibit D of the Second Amendment.

Parcel IV:

Non-exclusive easements appurtenant to Parcels I and II above for utilities as defined in that certain Easement and Covenants Agreement dated March 27, 1997, by and between Shores Business Center Association and Flatirons Funding, Limited Partnership, recorded March 27, 1997, Document No. 97034607, San Mateo County Records, as amended by First Amendment to Easement and Covenants Agreement dated August 31, 1998, recorded September 2, 1998, Document No. 98141940, San Mateo County Records, and by Second Amendment to Easements and Covenants Agreement dated June 13, 2000, and recorded July 10, 2000, Document No. 2000-084044 (“Second Amendment”) over under and across that area described as “Utility Easement No. 7-Lot E” in Exhibit D of the Second Amendment.

Parcel V:

Non-exclusive easements appurtenant to Parcels I and II above for utilities and access as defined in that certain Easement and Covenants Agreement dated March 27, 1997, by and between Shores Business Center Association and Flatirons Funding, Limited Partnership, recorded March 27, 1997, Document No. 97034607, San Mateo County Records, as amended by First Amendment to Easement and Covenants Agreement dated August 31, 1998, recorded September 2, 1998, Document No. 98141940, San Mateo County Records, and by Second Amendment to Easements and Covenants Agreement dated June 13, 2000, and recorded July 10, 2000, Document No. 2000-084044 (“Second Amendment”) over under and across that area described as “Utility and Access Easement No. 8-Lot E” in Exhibit D of the Second Amendment.

Parcel VI:

Easements appurtenant to Parcels I and II above for the purposes set forth in Sections 11.4(a), 11.4(c), 11.5(a) and 11.6 in the Declaration of Covenants, Conditions, Easements and Restrictions, Electronic Arts Business Park recorded September 18, 1998, Document No. 98150182, San Mateo County Records.

APN:	095-481-060
095-481-070

JPN:	127-086-000-05
127-086-000-06